Exhibit 10.4

RESTRICTED SHARES AGREEMENT

(ELCO LANDMARK RESIDENTIAL HOLDINGS II LLC)

This Restricted Shares Agreement (the “Agreement”) is made as of December 20, 2013, by and among Landmark Apartment Trust of America, Inc. (the “Company”), and Elco Landmark Residential Holdings II LLC (“Recipient”).

RECITALS

WHEREAS, concurrently with the execution of this Agreement, (i) Landmark Apartment Trust of America Holdings, LP (the “Operating Partnership”), Recipient and certain other parties executed the Second Amendment to that certain Asset Purchase and Contribution Agreement, dated March 13, 2013 (as amended, the “Purchase Agreement”), (ii) the Company, the Operating Partnership and Recipient executed that certain Assignment and Assumption Agreement (the “Assignment and Assumption Agreement”), and (iii) Recipient, the Company and the Operating Partnership executed that certain Payment Agreement (the “Payment Agreement”), pursuant to which, subject to certain conditions and restrictions, Recipient is to receive an aggregate of 1,226,994 shares of restricted common stock of the Company, all of which shares are valued at $8.15 per share (collectively, the “Restricted Shares”), in exchange for consideration set forth therein. Unless otherwise indicated, capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement; and

WHEREAS, Recipient has agreed to restrict the transfer and disposition of the Restricted Shares as set forth herein and pursuant to the terms of the Purchase Agreement. The execution and delivery of this Agreement was a material condition to the Company’s willingness to consummate the transactions set forth in the Purchase Agreement.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Issuance of Restricted Shares. Upon the terms and subject to the conditions and restrictions set forth in this Agreement, and as partial consideration for the transactions set forth in the Purchase Agreement, the Company hereby issues all of the Restricted Shares in the name of Recipient.

2. Restricted Shares-Transfer and Forfeiture. Notwithstanding anything set forth herein, as of the date hereof, 100% of the Restricted Shares are subject to forfeiture pursuant to Section 3.02 and Article IX of the Purchase Agreement and Section 6.3 of the Assignment and Assumption Agreement and may not be sold, transferred, distributed, pledged, hypothecated or otherwise transferred other than as set forth in Section 9.10(b) of the Purchase Agreement, provided, however, that no Restricted Shares shall be subject to such forfeiture subsequent to the consummation of an IPO. Upon consummation of an IPO, Recipient shall be free to dispose of the previously Restricted Shares in any manner it elects in compliance with applicable Securities Laws, without the requirement of any approval or consent from the Company.

3. Rights of Restricted Share Holder. Distributions on Restricted Shares shall be paid currently to Recipient in the same manner as paid to other holders of the Company’s common stock. Subject to the terms hereof and of the Purchase Agreement, Recipient shall have all rights of a holder of shares of the Company’s common stock, including voting rights, with respect to the Restricted Shares; provided, that Recipient shall have no rights whatsoever (distribution, voting, or otherwise) with respect to Restricted Shares that are forfeited pursuant to Section 2 hereof from and after the time of any such forfeiture.

4. Limitations on Transfer. In addition to any other limitation on transfer created by applicable Securities Laws, except as authorized in Section 9.10(b) of the Purchase Agreement, Recipient shall not assign, distribute, hypothecate, donate, encumber or otherwise dispose of any interest in the Restricted Shares prior to consummation of the IPO. Recipient shall not assign, hypothecate, donate, encumber or otherwise dispose of any interest in the Restricted Shares except in compliance with applicable securities laws. Any attempted transfer in violation of this provision shall be void ab initio and of no legal force.

5. Restrictive Legends. All certificates representing the Restricted Shares (or any securities issued in respect of or in exchange for Restricted Shares) shall have endorsed thereon legends in substantially the following forms:

(a) THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN EXEMPTION THEREFROM.”; and

(b) Any legend required by applicable Securities Laws, or the Company’s Governing Documents.

6. Investment Representations. Recipient hereby represents, warrants, covenants and agrees with the Company as follows:

(a) Recipient is a sophisticated investor with such knowledge and experience in financial and business matters that is capable of evaluating the merits and risks of an investment in the Restricted Shares. Recipient has the financial wherewithal to bear, and is willing to accept, the economic risk of losing its entire investment in the Restricted Shares.

(b) Recipient acknowledges that it has (i) received, read and fully understands all information and data with respect to the Company and the Operating Partnership that Recipient has requested and that Recipient has deemed relevant in connection with the evaluation of the merits and risks of Recipient’s acquisition of the Restricted Shares; (ii) has been provided with a reasonable opportunity to ask questions of, and receive answers and other responsive information from, knowledgeable representatives of the Company and the Operating Partnership concerning the terms and conditions of the Restricted Shares being offered and sold pursuant to this Agreement, the terms and conditions of the transactions contemplated by the Purchase Agreement and the Assignment and Assumption Agreement, and the business, affairs, strategy, financial condition and properties of the Company and the Operating Partnership, both historically and after giving effect to the transactions contemplated by this Agreement and the Purchase Agreement, and (iv) obtained such additional materials and information requested by Recipient or its own representatives, including its own professional financial, legal and tax advisers, as it and its advisers have deemed necessary or advisable in order to verify the accuracy of the information and materials provided to it by representatives of the Company and the Operating Partnership.

(c) Recipient acknowledges that it is basing its decision to invest in the Restricted Shares on its own investigation of the information and materials provided to it, and that it has not relied upon any representations made by any other Person. Recipient recognizes that an investment in the Restricted Shares involves substantial risk and Recipient is fully cognizant of and understands all of the risk factors related to the Restricted Shares.

(d) Recipient acknowledges that the offer and sale of the Restricted Shares has not been accompanied by the publication of any public advertisement or by any form of general solicitation or general advertising (as those terms are used in Rule 502(c) under the Securities Act).

(e) Recipient is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(f) Recipient is receiving the Restricted Shares for its own account and for investment purposes only and has no present intention, agreement, or arrangement for the distribution, transfer, assignment, resale or subdivision of such Restricted Shares in violation of applicable Securities Laws. Recipient understands that (i) the Company’s Governing Documents contain additional restrictions as to the transferability of the Restricted Shares, provided that none of such restrictions restrict Recipient’s rights to make the transfers authorized under Section 9.10(b) of the Purchase Agreement, (ii) that no active trading market exists for the Restricted Shares and (iii) Recipient’s investment in the Restricted Shares will be highly illiquid and may have to be held indefinitely.

(g) Recipient is fully aware that the Restricted Shares have not been registered with the U.S. Securities and Exchange Commission (the “SEC”) in reliance on the exemptions specified in Regulation D under the Securities Act of 1933, as amended, which reliance is based in part upon Recipient’s representations set forth herein. Recipient understands that the Restricted Shares have not been registered under applicable state securities laws and are being offered and sold pursuant to the exemptions specified in said laws, and unless they are registered, they may not be re-offered for sale or resold except in a transaction or as a security exempt under those laws.

(h) Recipient understands that none of the Company, the Operating Partnership or their owners, officers, employees, directors, general partners, Affiliates or advisors represents Recipient in any way in connection with the purchase of the Restricted Shares. Recipient also understands that legal counsel to the Company, the Operating Partnership and their Affiliates does not represent, and shall not be deemed under the applicable codes of professional responsibility to have represented or to be representing, Recipient.

(i) RECIPIENT UNDERSTANDS THAT THE RESTRICTED SHARES ISSUABLE TO IT PURSUANT TO THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE RESTRICTED SHARES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE RESTRICTED SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, ANY STATE SECURITIES COMMISSION, OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF AN INVESTMENT IN THE RESTRICTED SHARES OR THE ACCURACY OR ADEQUACY OF THE INFORMATION RECEIVED BY RECIPIENT. RECIPIENT UNDERSTANDS THAT ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

7. No Tax Representations. Recipient represents and warrants that it is not relying upon any advice or any information or material furnished by the Company, the Operating Partnership or their respective representatives, whether oral or written, expressed or implied, of any nature whatsoever, regarding any tax matters, including, without limitation, tax consequences to Recipient from the transaction contemplated herein or any transaction governed by the Purchase Agreement and the Assignment and Assumption Agreement.

8. Governing Law. This Agreement shall be construed, administered and enforced according to the laws of the Commonwealth of Virginia, without regard to its conflicts of laws principles.

9. Successors. This Agreement shall be binding upon and inure to the benefit of the heirs, legal representatives, successors, and permitted assigns of the parties.

10. Notice. Except as otherwise specified herein, all notices and other communications under this Agreement shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of the recipient. Any party may designate any other address to which notices shall be sent by giving notice of the address to the other parties in the same manner as provided herein.

11. Severability. In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

12. Entire Agreement. Subject to the terms and conditions of the Purchase Agreement, the Assignment and Assumption Agreement and the Support Payment Agreement entered into between the parties hereto on even date herewith, this Agreement expresses the entire understanding and agreement of the parties with respect to the subject matter. This Agreement may be executed in one or more counterparts, and counterparts may be exchanged by electronic transmission, each of which will be deemed an original, but all of which together constitute one and the same instrument

13. Headings. Paragraph headings used herein are for convenience of reference only and shall not be considered in construing this Agreement.

14. Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the day and year first set forth above.

COMPANY:
LANDMARK APARTMENT TRUST OF AMERICA, INC.

By:	/s/ Stanley J. Olander
Name:	Stanley J. Olander
Its:	Chief Executive Officer

RECIPIENT:

ELCO LANDMARK RESIDENTIAL HOLDINGS II LLC

By:	/s/ Joseph G. Lubeck
Name:	Joseph G. Lubeck
Its:	President

SIGNATURE PAGE TO RESTRICTED SHARES AGREEMENT FOR ELRH II